EXHIBIT 99.1



NEWS RELEASE                               For further information contact:
For Immediate Release                      John W. Hancock
                                           Senior Vice President and Treasurer
                                           Atlantic American Corporation
                                           (404) 266-5500



               ATLANTIC AMERICAN CORPORATION REPORTS CORRECTION

ATLANTA, November 8, 1996 -- Atlantic American Corporation (NASDAQ-AAME) today announced corrections to its calculation of net income from continuing operations per share for the second and third quarters of 1996. Actual net income (loss) for the quarters and year-to-date were not affected and remain as previously announced.

Giving effect to accruals for dividends on Atlantic American's outstanding preferred stock that were omitted in the previously announced earnings per share computations, net income from continuing operations for the three and nine month periods ended September 30, 1996, should have been $.09 and $.25 per share (rather than $.11 and $.31 per share), respectively. In addition, giving effect to such accruals for the three and six month periods ended June 30, 1996, net income from continuing operations should have been $.08 and $.16 per share (rather than $.10 and $.20 per share), respectively. Corrected summary financial data for those periods are attached.

Atlantic American is an insurance holding company involved in specialty markets of the life, health, property and casualty insurance industries. Its principal subsidiaries include American Southern Insurance Company, American Safety
Insurance Company, Atlantic American Life Insurance Company, Bankers Fidelity Life Insurance Company and Georgia Casualty & Surety Company.

                 ATLANTIC AMERICAN CORPORATION FINANCIAL DATA
                                   (Unaudited)




                                      Three Months Ended      Nine Months Ended
(In thousands, except per share data)    September 30,          September 30,
                                      ------------------      ------------------
                                        1996      1995          1996      1995
                                      --------  --------      --------  --------


Revenue                                $25,681   $13,588       $74,868  $38,271
                                       =======   =======       =======  ========

Net income (loss):

  Continuing operations                 $2,068    $1,207        $5,835   $2,149

  Discontinued operations                    0    (1,404)       (4,447)  (4,384)

                                       -------   --------      -------- --------

  Net income (loss)                     $2,068     ($197)       $1,388  ($2,235)
                                       =======   ========      ======== ========


Net income (loss) per common share:

  Continuing operations                  $0.09     $0.06         $0.25    $0.11

  Discontinued operations                 0.00     (0.07)        (0.24)   (0.24)

                                       -------   --------      -------- --------

  Net income (loss)                      $0.09    ($0.01)         $0.01  ($0.13)
                                       =======   ========      ======== ========


Weighted average common
   shares outstanding                   18,869    18,732         18,860  18,627
                                       =======   ========      ======== ========

                  ATLANTIC AMERICAN CORPORATION FINANCIAL DATA
                                   (Unaudited)




                                      Three Months Ended      Six Months Ended
(In thousands, except per share data)      June 30,               June 30,
                                      ------------------      ------------------
                                        1996      1995          1996      1995
                                      --------  --------      --------  --------


Revenue                                $24,414   $12,772      $49,187   $24,683
                                       =======   ========     ========  ========

Net income (loss):

  Continuing operations                 $1,790      $723       $3,767      $942

  Discontinued operations               (4,447)   (3,205)      (4,447)   (2,980)

                                       --------  --------     --------  --------

  Net income (loss)                    ($2,657)  ($2,482)       ($680)  ($2,038)
                                       ========  ========     ========  ========


Net income (loss) per common share:

  Continuing operations                  $0.08     $0.03        $0.16     $0.04

  Discontinued operations                (0.24)    (0.17)       (0.24)    (0.16)

                                       --------   ---------   --------  --------

  Net income (loss)                     ($0.16)   ($0.14)      ($0.08)   ($0.12)
                                       ========   =========   ========  ========


Weighted average common
   shares outstanding                   18,901    18,588       18,855    18,574
                                       ========   =========    ========  =======